Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of this 2nd day of August, 2005, is entered into by and among Sinclair Broadcast Group, Inc., a Maryland corporation (“Seller”), and David D. Smith (“Purchaser”).

WITNESSETH:

WHEREAS, Seller owns 21.22 shares of Series A Cumulative Convertible Preferred Stock (the “Preferred Stock”) issued by Atlantic Automotive Corp. (the “Issuer”); and

WHEREAS, the Preferred Stock is subject to an Investor Rights Agreement and a Registration Rights Agreement (collectively, the “Ancillary Agreements”); and

WHEREAS, Seller desires to sell to Purchaser Nine and Eighty Seven Hundredths (9.87) shares of the Preferred Stock held by Seller and to assign all of Seller’s rights and obligations with respect to such shares under the Ancillary Agreements to Purchaser, and Purchaser desires to purchase from Seller Nine and Eighty Seven Hundredths (9.87) shares of the Preferred Stock held by Seller and to obtain from Seller Seller’s rights and obligations with respect to such shares under the Ancillary Agreements.

NOW, THEREFORE, for the purpose of consummating the above transaction and in consideration of the promises and mutual covenants herein contained, Seller and Purchaser hereby agree as follows:

SECTION 1

SALE OF SHARES/PURCHASE PRICE

1.1.          Sale of Shares.  At the Closing (as defined in Section 2.1 of this Agreement), Seller shall sell, assign, transfer, and deliver to Purchaser, and Purchaser shall purchase Nine and Eighty Seven Hundredths (9.87) shares of the Preferred Stock (the “Stock”) from Seller.  When transferred, the Stock shall be free and clear of any and all liens, security interests, pledges, or encumbrances (other than any created by or on behalf of the Purchaser).

1.2.          Purchase Price.  In consideration for the sale of the Stock by Seller, Purchaser shall pay to Seller the aggregate amount of Ten Million Dollars ($10,000,000.00) (the “Purchase Price”), payable to Seller by wire transfer of immediately available funds on the Closing Date to account(s) designated by Seller no less than two (2) days prior to the Closing.

SECTION 2

CLOSING

2.1.          The closing of the transaction contemplated by this Agreement (the “Closing”), subject to fulfillment or waiver of the conditions set forth in Section 5 hereof, shall be held at the offices of Thomas & Libowitz, P.A., Suite 1100, 100 Light Street, Baltimore, Maryland 21202 at 10:00 A.M. local time on August 2, 2005 (the “Termination Date”), unless the parties mutually agree upon a different date or location (the actual date of Closing being the “Closing Date”).

SECTION 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

3.1.          Representations as to the Stock.  Seller hereby represents and warrants to Purchaser that:  (a)          Seller holds of record and owns beneficially all of the shares of the Stock free and clear of any lien, security interest, pledge, or encumbrance; (b) upon transfer of the Stock to Purchaser at the Closing, Purchaser will have legal and equitable title to such Stock, free and clear of any lien, security interest, pledge, or encumbrance (other than any created by or on behalf of Purchaser); (c) other than the Ancillary Agreements which will be assigned to Purchaser at the Closing, the Seller has not entered into any option(s), warrant(s), voting trusts, outstanding proxies, investor rights agreement(s), registration rights agreement(s), or other agreements regarding voting rights, with respect to the Stock; and (d) the Preferred Stock represents all of the issued and outstanding shares of stock owned by Seller in the Issuer.

3.2.          Ancillary Agreements.  Seller is not in breach in any material respect of any of the provisions of the Ancillary Agreements, and, to the knowledge of Seller, the Ancillary Agreements are (a) in full force and effect, and (b) are valid, binding, and enforceable against the Seller in accordance to their terms.

3.3.          Organization and Good Standing.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland.  Seller has full corporate power and authority to carry on its business that is now being conducted.

3.4.          Execution and Effective Agreement.  Seller has full corporate power and authority to enter into this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller.  This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

3.5.          No Conflicts.  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a)       violate any of the provisions of the Articles of Incorporation or Bylaws of Seller; (b) violate any provision of applicable law, rule, or regulation, which violation would prevent or materially interfere with Seller’s ability to perform hereunder; (c) conflict with, result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage, or instrument to which Seller is a party or to which its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination, acceleration, or default would not prevent or materially interfere with Seller’s ability to perform hereunder.

3.6.          Litigation.  There is no suit, claim, action, proceeding, or arbitration pending or, to Seller’s knowledge, threatened against Seller which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

3.7.          Brokers.  Neither Seller nor anyone acting on behalf of Seller has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders fees in connection with the sale of the Stock and the transactions contemplated by this Agreement.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:

4.1.          Execution and Effect of Agreement.  Purchaser has full power and authority to enter into this Agreement.  This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

4.2.          No Conflicts.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of applicable law, rule or regulation, which violation would prevent or materially interfere with Purchaser’s ability to perform hereunder; or (b) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage, or instrument to which Purchaser is a party or to which its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination, acceleration, or default would not prevent or materially interfere with Purchaser’s ability to perform hereunder.

4.3.          Litigation.  There is no suit, claim, action, proceeding, or arbitration pending or, to Purchaser’s knowledge, threatened against Purchaser which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

4.4.          No Brokers.  Neither Purchaser nor anyone acting on his behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder’s fees in connection with the purchase of the Stock and the transactions contemplated by this Agreement.

4.5.          Acquisition of Stock for Investment.  The Purchaser is acquiring the Stock for his own account for investment purposes and not with a view toward their resale or in connection with any distribution thereof.  The Purchaser acknowledges his understanding that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of l933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and regulations promulgated thereunder; and that the Stock cannot be sold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Securities Act or an exemption from such registration is available.  The Purchaser also understands that the transfer of the Stock is restricted by the provisions of the Investor Rights Agreement and state securities laws.  The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.  Immediately prior to his purchase of the Stock, (a) the Purchaser, by himself or together with his adviser, has such knowledge and experience in financial and business matters that he is and will be capable of evaluating the merits and risks of the prospective investment in the Stock; and (b) the Purchaser is and will be able to bear the economic risk of the investment in the Stock.

SECTION 5

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE

5.1.          Conditions Precedent to the Obligation of Purchaser.  The obligation of Purchaser to consummate the Closing is subject to the fulfillment or waiver on or prior to the Closing Date of each of the following conditions precedent:

(a)           As of the Closing Date, Seller shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Seller contained herein are true and correct in all material respects on and as of the Closing Date; and

(b)           no statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Purchaser from consummating the transactions contemplated hereby, and no action or proceeding shall be pending wherein an unfavorable ruling would affect any right to own the Stock; and

(c)           the consent of DaimlerChrysler Services North America LLC to the transaction shall have been received; and

(d)           Seller shall have delivered to Purchaser at the Closing each item and document required by Section 6.1 hereof.

5.2.          Conditions Precedent to the Obligation of Seller.  The obligation of Seller to consummate the Closing is subject to the fulfillment or waiver on or prior to the Closing Date of each of the following conditions precedent:

(a)           Purchaser shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Purchaser contained herein are true and correct in all material respects on and as of the Closing Date; and

(b)           no statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated hereby; and

(c)           Purchaser shall have delivered the Purchase Price as provided in Section 1.2;

(d)           Seller shall have delivered to Seller at the Closing each item and document required by Section 6.2;

(e)           the written fairness opinion of Mercer Capital dated as of June 10, 2005 as to the fairness of the Purchase Price shall not have been withdrawn; and

(f)            all accrued and unpaid dividends on the Stock as of the Closing Date shall have been paid.

SECTION 6

DELIVERIES AT THE CLOSING

6.1.          Deliveries by Seller.  At the Closing, Seller will deliver or cause to be delivered to Purchaser or, with respect to the stock certificate referred to in 6.1(a), to the Issuer :

(a)           stock certificates evidencing the Stock, together with stock powers, dated as of the Closing Date and executed by the Seller transferring the Stock to Purchaser;

(b)           a certificate as to the existence and good standing of Seller issued by the Maryland Department of Assessments and Taxation (“MSDAT”) dated shortly before the Closing Date;

(c)           receipt for Purchase Price;

(d)           the termination of the Investor Rights Agreement in the form attached hereto as Schedule 6.1(d);

(e)           the termination of the Registration Rights Agreement in the form attached hereto as Schedule 6.1(e);

(f)            a certificate dated as of the Closing Date executed by Seller’s Secretary certifying that the resolutions, as attached to such certificate, were duly adopted by Seller’s Board of Directors authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; and

(g)           such other documents as Purchaser shall reasonably request.

6.2.          Deliveries by Purchaser.  Purchaser will deliver or cause to be delivered at the Closing to Seller:

(a)           the Purchase Price as required pursuant to Section 1.2;

(b)           receipt for the Stock;

(c)           the termination of the Investor Rights Agreement in the form attached hereto as Schedule 6.1(d)

(d)           the termination of the Registration Rights Agreement in the form attached hereto as Schedule 6.1(e); and

(e)           such other documents Seller shall reasonably request.

SECTION 7

EXPENSES

7.1.          Expenses.  Each of Seller and Purchaser shall pay their own fees and expenses and disbursements and those of their counsel in connection with the subject matter of this Agreement (including the negotiations with respect hereto and the preparation of any documents), and all other costs and expenses incurred by them in the performance and compliance with all conditions and obligations to be performed by them pursuant to this Agreement or as contemplated hereby.

SECTION 8

TERMINATION

8.1.          Termination.  This Agreement may be terminated:

(a)           at any time by mutual written consent of Purchaser and Seller;

(b)           by Seller, if Seller is not in default or breach in any material respect of its obligations under this Agreement, if all of the conditions in Section 5.2 have not been satisfied or waived by the Termination Date; or

(c)           by Purchaser, if Purchaser is not in default or breach in any material respect of its obligations under this Agreement, if all of the conditions in Section 5.1 have not been satisfied or waived by the Termination Date;

8.2.          Procedure and Effect of Termination.

(a)           In the event of termination of this Agreement by either or both Purchaser and/or Seller pursuant to Section 8.1 hereof, prompt written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to, and without limiting, any other rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement.

(b)           If this Agreement is terminated pursuant to Section 8.1(c) and, prior to such termination, Seller was in breach in any material respect of its representations, warranties, covenants, agreements, or obligations set forth in this Agreement, which breach was not cured by Seller within thirty (30) days after notice to Seller by Purchaser, then and, in that event, in recognition of the unique character of the property to be sold hereunder and the damages which Purchaser will suffer in the event of a termination of this Agreement caused by a breach by Seller, Purchaser shall have the right to pursue all remedies available hereunder at law or in equity, including, without limitation, the right to seek specific performance and/or monetary damages.  Seller hereby waives any defense that Purchaser has an adequate remedy at law for such breach of this Agreement by Seller.

(c)           If this Agreement is terminated pursuant to Section 8.1(b) and prior to such termination, Purchaser was in breach in any material respect of its representations, warranties, covenants, agreements, or obligations set forth in this Agreement, which breach was not cured by Purchaser within thirty (30) days after notice to Purchaser by Seller, then and, in that event, Seller shall have the right to pursue all remedies available hereunder at law or in equity, including the right to seek specific performance and/or monetary damages.

(d)           In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses, whether incurred in arbitration, at trial, or on appeal.

SECTION 9

NOTICES

9.1.          All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other nationally recognized overnight delivery service (for next business day delivery), shipping prepaid, as follows:

If to Seller to:

Audit Committee of the Board of Directors

Attn:

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Cockeysville, Maryland 21030

Telephone:            (410) 568-1506

Fax:                         (410) 568-1533

with a copy to (which shall not constitute notice):

Sinclair Communications, Inc.

10706 Beaver Dam Road

Cockeysville, Maryland 21030

Attention:  General Counsel

Telephone:            (410) 568-1524

Fax:                         (410) 568-1537

If to Purchaser to:

Mr. David D. Smith

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Cockeysville, Maryland 21030

Telephone:            (410) 568-1506

Fax:                         (410) 568-1533

with a copy to (which shall not constitute notice):

Thomas & Libowitz, P.A.

100 Light Street, Suite 1100

Baltimore, Maryland 21202

Attn:  Steven A. Thomas, Esquire

Telephone:            (410) 752-2468

Fax:                         (410) 752-2046

or to such other persons or addresses as any person may request by notice given as aforesaid.  Notices shall be deemed given and received at the time of personal delivery or completed telecopying or if sent by Federal Express or such other overnight delivery service one business day after such sending.

SECTION 10

MISCELLANEOUS

10.1.        Headings.  The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.  Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires.

10.2.        Execution in Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

10.3.        Entire Agreement.  This Agreement, the Schedules, and other documents to be delivered hereunder and thereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof.  All negotiations and writings between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

10.4.        Governing Law.  This Agreement is to be delivered in and shall be construed in accordance with and governed by the laws of the State of Maryland without giving effect to conflict of laws principles.

10.5.        Modification.  This Agreement cannot be modified or amended except in writing signed by each of Purchaser and Seller.

10.6.        Successors and Assigns.  Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed, or otherwise disposed of by operation of law or otherwise without the prior written consent of the other party hereto.  In the event of such permitted assignment or other transfer, all of the rights, obligations, liabilities, and other terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the parties hereto whether so expressed or not.

10.7.        Waiver.  Any waiver of any provision hereof (or in any related document or instrument) shall not be effective unless made expressly and in a writing executed in the name of the party sought to be charged.  The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect hereto shall continue in full force and effect.

10.8.        Severability.  The provisions of this Agreement shall be deemed severable; and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party for any reason, such provision may be changed consistent with the intent of the parties hereto to the extent reasonably necessary to make the provision as so changed legal, valid, binding, and enforceable.  If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding, and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

10.9.        Announcements. From the date of this Agreement, all public announcements relating to this Agreement or the transactions contemplated hereby will be made only as agreed upon jointly by the parties hereto; provided, however, that nothing herein shall prevent Seller or Purchaser or any affiliate thereof from making any disclosure in connection with the transactions contemplated by this Agreement if (and to the extent) required by applicable law or as a result of it being a public company, provided that prior notice of such disclosure is given to the other party hereto.

10.10.      Specific Performance.  Seller acknowledges that Purchaser will have no adequate remedy at law if Seller fails to perform its obligations to consummate the sale of Stock contemplated under this Agreement.  In such event, Purchaser shall have the right, in addition to any other rights or remedies it may have, to specific performance of this Agreement.

10.11.  Third Party Beneficiaries.  Nothing expressed or referred to in this Agreement shall be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

10.12.  Interpretation.  The Purchaser and Seller acknowledge and agree that the preparation and drafting of this Agreement and the Schedules hereto are the result of the efforts of all parties to this Agreement, and every covenant, term, and provision of this Agreement shall be construed according to its fair meaning and shall not be construed against any particular party as the drafter of such covenant, term, and/or provision.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

WITNESS/ATTEST:		PURCHASER:

/s/ Cam Smart	By:	/s/ David D. Smith	(SEAL)
David D. Smith

SELLER:

SINCLAIR BROADCAST GROUP, INC.

/s/ Cam Smart	By:	/s/ J. Duncan Smith	(SEAL)
	Name:	J. Duncan Smith
	Title:	Vice President, Secretary and Director